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                                                                      Exhibit 21
                                                                      ----------


                             HARLEY-DAVIDSON, INC.

                                 SUBSIDIARIES

                                                                 State/Country
                                                                      of
                Name                                             Incorporation
                ----                                             -------------
H-D Michigan, Inc.                                               Michigan
    Harley-Davidson Motor Company                                Wisconsin
Harley-Davidson Transportation Co., Inc.                         Delaware
Harley-Davidson Foreign Sales Corporation                        Barbados
Cycom Business Systems, Inc.                                     Ohio
Harley-Davidson Holding Co., Inc.                                Delaware
    Harley-Davidson GmbH                                         Germany
    Harley-Davidson Japan, KK                                    Japan
    Harley-Davidson Europe Limited                               England
Buell Distribution Corporation                                   Wisconsin
Renovation Realty Investment Services, Inc.                      Wisconsin
Trihawk, Inc.                                                    Wisconsin
Highland Insurance Service, Inc.                                 Wisconsin
Holiday Rambler LLC                                              Indiana
HR Holding Corporation                                           Wisconsin
HR Leasing Corporation                                           Wisconsin
    State Road Properties L.P.                                   Delaware
Holiday Holding Corporation                                      Texas
    Holiday World, Inc.                                          Indiana
    Holiday World, Inc.                                          Washington
    Holiday World, Inc.                                          Texas
    Holiday World, Inc.                                          Florida
    Holiday World, Inc.                                          New Mexico
    Holiday World, Inc.                                          Oregon
    Holiday World, Inc.                                          California
    RV Holiday World, Inc.                                       Massachusetts
Eaglemark Financial Services, Inc.                               Nevada
    Eaglemark Insurance Services, Inc.                           Nevada
    Harley-Davidson Dealer Funding Corporation-I                 Nevada
    Eagle Customer Funding Corporation-I                         Nevada
    Eagle Motorcycle Guaranty Corporation                        Nevada
    Eaglemark Customer Funding Corporation-II                    Nevada